UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: February 2, 2009
(Date of earliest event reported)

 Oragenics, Inc
(Exact name of registrant as specified in its charter)

FL	001-38122	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Oragenics, Inc. (OTCBB: ORNI) announced on February 4, 2009, that the Company has entered into an agreement with Garden of Life which provides Garden of Life with the exclusive rights to use ProBiora3 in the natural products market.

A copy of the press release announcing the agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 FINANCIAL INFORMATION AND EXHIBITS

Exhibits.

Number	Description
99.1	Press Release dated February 4, 2009

SIGNATURES
In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 4th day of February, 2009.

ORAGENICS, INC.

By:	/s/ David B. Hirsch
David B. Hirsch
Chief Financial Officer